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                                                                     Exhibit 5.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sponsors and Trustee of
Defined Asset Funds
Government Securities Income Fund--
U.S. Government Zero Coupon Bond Series--3 and 8


We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement Nos. 33-26716 and 333-36109 on Form S-6 of our opinion dated July 26, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Trusts Work--Independent Registered Public Accounting Firm" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, N.Y.
July 26, 2006